UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2007
EDDIE BAUER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51676 (Commission File Number)	42-1672352 (IRS Employer Identification No.)
15010 NE 36TH STREET
REDMOND, WA 98052
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 755-6544
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01 Other Events.
     On March 28, 2007, Eddie Bauer Holdings, Inc. (the “Company”) issued a press release announcing its plans to offer approximately $75 million aggregate principal amount of convertible senior notes due 2014 in a private offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The preliminary private placement memorandum prepared in connection with the proposed offering of the convertible notes described above includes certain risk factors with respect to the Company (the “Risk Factors”). A copy of these Risk Factors is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated March 28, 2007
99.2	Certain Risk Factors from Preliminary Private Placement Memorandum dated March 28, 2007

SIGNATURES
     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EDDIE BAUER HOLDINGS, INC. (Registrant)
Dated: March 28, 2007	By:	/s/ David Taylor
David Taylor
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 28, 2007
99.2	Certain Risk Factors from Preliminary Private Placement Memorandum dated March 28, 2007